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              Form of Specimen Receipt for Shares of Beneficial Interest



This is to certify that          is the owner of            fully-paid and
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non-assessable shares of the par value of $ .01 each of the shares of beneficial interest of Prudential Municipal Bond Fund, hereafter called the "Trust", transferable on the books of the Trust by the owner in person or by only duly authorized attorney under surrender of this Specimen Receipt properly endorsed.

This Specimen Receipt and the shares represented hereby are issued and shall be held subject to the Declaration of Trust and by-Laws of the Trust and all amendments thereof, copies of which are at the office of the Trust, to all of which the Holder, by acceptance hereof assents.

This Specimen Receipt is not valid unless countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the Corporation has caused this Specimen Receipt to be signed in its name by its proper officers and to be sealed with the Corporate Seal.